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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-166615, 333-126676, and 333-142759 pertaining to the 2004 Incentive Award Plan of Cogent Communications Group, Inc. of our reports dated February 27, 2013, with respect to the consolidated financial statements and schedule of Cogent Communications Group, Inc. and the effectiveness of internal control over financial reporting of Cogent Communications Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

McLean, VA
February 27, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm